As filed with the Securities and Exchange Commission on July 30, 2015
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-3472728 (I.R.S. Employer Identification Number)

1001 Louisiana Street
Houston, Texas 77002
713‑997‑1000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Marguerite N. Woung‑Chapman
Senior Vice President, General Counsel and Corporate Secretary
EP Energy Corporation
1001 Louisiana Street
Houston, Texas 77002
713‑997‑1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John Goodgame
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
713-220-5800
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
            If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒
            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fees(3)

Class A Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities(4)
Rights

Total:	$750,000,000(3)(4)	$87,150

(1)
There are being registered hereunder a presently indeterminate amount of specified securities. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $750,000,000.

(4)
One or more existing or future subsidiaries of EP Energy Corporation may guarantee the debt securities of EP Energy Corporation. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

EPE Acquisition, LLC	Delaware	45-4865855
EP Energy LLC	Delaware	45-4871021
Everest Acquisition Finance Inc.	Delaware	45-4870996
EP Energy Global LLC	Delaware	76-0637534
EP Energy Management, L.L.C.	Delaware	74-1405013
EP Energy Resale Company, L.L.C.	Delaware	76-0429561
EP Energy Gathering Company, L.L.C.	Delaware	76-0607609
EP Energy E&P Company, L.P.	Delaware	76-0487092
Crystal E&P Company, L.L.C.	Delaware	Not Applicable

*	The address for each registrant’s principal executive office is 1001 Louisiana Street, Houston, Texas 77002 and the telephone number for each registrant’s principal executive office is 713‑997‑1000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated July 30, 2015
Prospectus
EP Energy Corporation
$750,000,000

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Guarantees of Debt Securities
Rights

        This prospectus relates to the offer and sale of our Class A common stock, preferred stock, senior debt securities, subordinated debt securities and rights from time to time for an aggregate initial offering price of up to $750,000,000. One or more of our existing and future subsidiaries may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, the debt securities. All references to common stock herein refer to Class A common stock.
        We may offer and sell any combination of these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
        Our common stock is traded on the New York Stock Exchange under the symbol “EPE.”
        Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 6 of this prospectus before you make any investment in our securities.
        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS
        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $750,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.
        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
        Unless the context otherwise requires, references in this prospectus to “EP Energy,” “we,” “our,” “us,” the “company” or like refer to EP Energy Corporation and/or our subsidiaries.

ABOUT EP ENERGY CORPORATION
Overview
EP Energy Corporation, a Delaware corporation, is an independent exploration and production company engaged in the acquisition and development of unconventional onshore oil and natural gas properties in the United States. We operate through a large and diverse base of producing assets located predominantly in four operating areas: the Eagle Ford Shale (South Texas), the Wolfcamp Shale (Permian Basin in West Texas), the Altamont field in the Uinta Basin (Northeastern Utah) and the Haynesville Shale (North Louisiana). In our operating areas, we have identified approximately 5,670 drilling locations (including 979 drilling locations to which we have attributed proved undeveloped reserves as of December 31, 2014, of which approximately 92% are oil wells). At 2014 activity levels, this represents approximately 21 years of drilling inventory (more than 30 years of drilling inventory at 2015 activity levels). As of December 31, 2014, we had proved reserves of 622.2 MMBoe (52% oil and 67% liquids) and for the year ended December 31, 2014, we had average production of 97,734 Boe/d (56% oil and 68% liquids).
    Each of our operating areas is characterized by a favorable operating environment, a long-lived reserve base and high drilling success rates. We have established significant contiguous leasehold positions in each area, representing approximately 477,000 net (647,000 gross) acres in total. Beginning in 2012, our capital programs have focused predominantly on the Eagle Ford Shale, the Wolfcamp Shale and Altamont, three of the premier unconventional oil plays in the United States, resulting in oil reserve and production growth of 10% and 51%, respectively, from December 31, 2013 to December 31, 2014.
Our Corporate Structure
EP Energy Corporation, which was incorporated on August 8, 2013, is a holding company, and its sole asset is its direct and indirect ownership of EPE Acquisition, LLC (“EPE Acquisition”) and EPE Acquisition’s subsidiaries. On May 24, 2012, EPE Acquisition indirectly acquired all of the equity interests in various entities that collectively owned all of El Paso Corporation’s exploration and production assets (the “Acquisition”).
Prior to our corporate reorganization (the “Corporate Reorganization”) on August 30, 2013, affiliates of Apollo Global Management, LLC (“Apollo”), Riverstone Holdings LLC (“Riverstone”), Access Industries (“Access”) and Korea National Oil Corporation (“KNOC”) (collectively, the “Sponsors”), other co‑investors, members of our management team and certain of our employees directly and indirectly owned all of the Class A membership units and Class B membership units in EPE Acquisition. Class A membership units represented full value or capital interests and Class B membership units represented profits interests. Members of our management and certain employees held their Class B membership units through EPE Employee Holdings, LLC.
As part of our Corporate Reorganization, through a series of contributions (i) all of the Class A membership units in EPE Acquisition were directly or indirectly exchanged for shares of common stock of EP Energy Corporation, which have substantially the same interests, rights and obligations as the Class A membership units and (ii) all of the Class B membership units in EPE Acquisition were exchanged for shares of Class B common stock of EP Energy Corporation, which have substantially the same interests, rights and obligations as the Class B membership units. We refer to (i) these direct and indirect holders of common stock and their permitted transferees as the “Legacy Class A Stockholders,” (ii) the holder of the Class B common stock and its permitted transferees as the “Legacy Class B Stockholder” and (iii) the Legacy Class A Stockholders and the Legacy Class B Stockholder together as the “Legacy Stockholders.”
Company Information
        Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number is (713) 997-1000. Our website address is www.epenergy.com. The information on our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.
        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
        In addition, our filings are available on our website at www.epenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.
        We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
        We incorporate by reference the documents listed below, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

•
our Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 23, 2015 (our “2014 Annual Report”), including information specifically incorporated by reference into our 2014 Annual Report from our Proxy Statement for our 2015 Annual Meeting of Stockholders filed on March 19, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed on April 30, 2015 and July 30, 2015, respectively;

•	our Current Reports on Form 8-K filed on April 7, 2015, May 11, 2015 and May 28, 2015; and

•
the description of our common stock contained in our Form 8-A filed on January 6, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
EP Energy Corporation
Attention: Investor Relations
1001 Louisiana Street
Houston, TX 77002
(713) 997-1000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve risks and uncertainties, many of which are beyond our control. These forward-looking statements are based on assumptions or beliefs that we believe to be reasonable; however, assumed facts almost always vary from the actual results and such variances can be material. Where we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis. We cannot assure you, however, that the stated expectation or belief will occur. The words “believe,” “expect,” “estimate,” “anticipate,” “intend” and “should” and similar expressions will generally identify forward-looking statements. All of our forward-looking statements are expressly qualified by these and the other cautionary statements in this prospectus, including those set forth in “Risk Factors.” Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include, among others:
•                  the supply and demand for oil, natural gas and NGLs;
•                  changes in commodity prices and basis differentials for oil and natural gas;
•                  our ability to meet production volume targets;
•                  the uncertainty of estimating proved reserves and unproved resources;
•                  the future level of service and capital costs;
•                  the availability and cost of financing to fund future exploration and production operations;
•                  the success of drilling programs with regard to proved undeveloped reserves and unproved resources;
•                  our ability to comply with the covenants in various financing documents;
•                  our ability to obtain necessary governmental approvals for proposed exploration and production projects and to successfully construct and operate such projects;
•                  actions by credit rating agencies;
•                  credit and performance risk of our lenders, trading counterparties, customers, vendors and suppliers;
•                  general economic and weather conditions in geographic regions or markets we serve, or where operations are located, including the risk of a global recession and negative impact on demand for oil and/or natural gas;
•                  the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations;
•                  competition; and
•                  the other factors described under “Risk Factors” in this prospectus and in our 2014 Annual Report, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by these forward-looking statements may not occur, and, if any of such events do occur, we may not have anticipated the timing of their occurrence or the extent of their impact on our actual results.  Accordingly, you should not place any undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

RISK FACTORS
        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2014 Annual Report and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES
The following table presents our ratios of earnings to fixed charges for the periods presented.

	Successor						Predecessor
	Six months ended June 30,	Six months ended June 30,	For the years ended December 31,		February 14 to December 31,	January 1 to May 24,	For the years ended December 31,
	2015	2014	2014	2013	2012	2012	2011	2010
Ratio of earnings to fixed charges(1)	—	—	4.34x	1.07x	—	19.33x	27.84x	26.30x
_______________

(1)
Earnings for the six months ended June 30, 2015 and 2014 and the period from February 14 to December 31, 2012 were inadequate to cover fixed charges by $310 million, $346 million and $301 million, respectively.

For purposes of computing these ratios, earnings means income (loss) from continuing operations before income taxes before income or loss from equity investees, adjusted to reflect actual distributions from equity investments and fixed charges less capitalized interest. Fixed charges means the sum of interest costs (not including interest on tax liabilities which is included in income tax expense on our income statement), amortization of debt costs and that portion of rental expense we believe reflects a reasonable approximation of the interest component of rent expense.

DESCRIPTION OF CAPITAL STOCK
The discussion below describes the material terms of our capital stock, our Second Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, the Stockholders Agreement and the Registration Rights Agreement. The following summaries are qualified in their entirety by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Stockholders Agreement and the Registration Rights Agreement.
As of the date of this prospectus, our authorized capital stock consisted of 550,000,000 shares of common stock, 878,304 shares of Class B common stock and 50,000,000 shares of preferred stock, the rights and preferences of which may be designated by our Board. As of July 20, 2015, 247,971,026 shares of our common stock were issued and outstanding, 803,709 shares of our Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. As of July 20, 2015, there were 18 holders of record of our common stock and two holders of record of our Class B common stock.
        We may offer and sell from time to time, in one or more primary offerings, shares of our common stock.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote per share of common stock on each matter properly submitted to the stockholders on which the holders of shares of common stock are entitled to vote. Subject to the director nomination rights described in “—Stockholders Agreement” and the rights of holders of any series of preferred stock to elect directors under specified circumstances, at any annual or special meeting of the stockholders, holders of common stock will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.
Dividend Rights. All shares of our common stock will be entitled to share equally in any dividends our Board may declare from legally available sources, subject to the terms of any outstanding preferred stock and Class B common stock described below. See “—Class B Common Stock” and “—Preferred Stock.” Provisions of our debt agreements and other contracts, including requirements under the Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement described elsewhere in this prospectus, may impose restrictions on our ability to declare dividends with respect to our common stock.
Liquidation Rights. Upon a liquidation or dissolution of EP Energy Corporation, whether voluntary or involuntary and subject to the rights of the holders of Class B common stock and any preferred stock, all shares of our common stock will be entitled to share equally in the assets available for distribution to holders of common stock after payment of all of our prior obligations, including any then‑outstanding preferred stock, in the manner described in “—Distributions Upon a Liquidation.”
Registration Rights. Pursuant to the Registration Rights Agreement, we have granted the Legacy Class A Stockholders demand registration rights and/or incidental registration rights, in each case, with respect to certain shares of common stock owned by them. See “—Registration Rights Agreement.”
Other Matters. Except as provided by the Stockholders Agreement with respect to the Legacy Class A Stockholders, the holders of our common stock have no preemptive rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.
Class B Common Stock
Voting Rights. Except as required by law, the holders of our Class B common stock are not entitled to vote.
Dividend Rights. After the consummation of a capital transaction, or following any other distribution or series of distributions of capital proceeds or available cash, where the net return on Invested Capital (as defined below) after taking into account costs and expenses incurred in connection with generating such return and after giving effect to such capital transactions or other distribution or series of distributions of capital proceeds or available cash, in EP Energy Corporation and EPE Acquisition to the Legacy Class A Stockholders (“MOIC”) is at least 1.0, all shares of our Class B common stock (whether or not vested) will be entitled to share in dividends our

Board may declare from legally available sources, subject to the terms of any outstanding preferred stock and common stock, as if such dividends were proceeds from a liquidation or dissolution of the Company or certain change of control transactions with respect to us and our subsidiaries (taken as a whole) and distributed in the manner described in “—Distributions Upon a Liquidation.” Provisions of our debt agreements and other contracts, including requirements under the Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement described elsewhere in this prospectus, may impose restrictions on our ability to declare dividends with respect to our Class B common stock. See “—Distributions Upon a Liquidation,” “—Preferred Stock,” and “—Common Stock.”
Liquidation Rights. Upon a liquidation or dissolution of EP Energy Corporation, whether voluntary or involuntary and subject to the rights of the holders of common stock and preferred stock, all shares of our Class B common stock will be entitled to share equally in the assets available for distribution to holders of Class B common stock after payment of all of our prior obligations, including any then outstanding Preferred Stock, in the manner described in “—Distributions Upon a Liquidation.”
Registration Rights. The owners of Class B common stock do not have any registration rights under the terms of the Registration Rights Agreement. Pursuant to the Stockholders Agreement, we intend to file shelf registration statement(s) to register shares of common stock issued in connection with one or more Class B Exchanges. See “—Class B Exchange—Shelf Registration Statements.”
Other Matters. The holders of our Class B common stock have no preemptive rights, and our Class B common stock is not subject to further calls or assessments by us other than upon certain termination of employment. There are no redemption or sinking fund provisions applicable to our Class B common stock. During the first five business days of June of each year, commencing in 2017, but prior to any capital transaction where the MOIC is at least 1.0, any employee who owns Class B common stock (other than our chief executive officer or chief financial officer) and who exhibits sufficient financial need (as determined by the chief executive officer in good faith) may request that a portion of his Class B common stock be repurchased by us at the then fair market value, provided that such repurchases shall not (i) during any fiscal year, exceed $15 million in the aggregate or represent more than 12.5% of such employee’s Class B common stock, (ii) cause more than 25% of such employee’s Class B common stock to have been so repurchased, or (iii) be consummated if the chief executive officer determines in good faith that such repurchases would not be in our best interests.
Business Purpose. The purpose of the provisions in our Second Amended and Restated Certificate of Incorporation relating to the dividend and liquidation rights of our Class B common stock and the Class B Exchange is to ensure that our Class B common stock is economically equivalent, to the extent possible, to the Class B units of EPE Acquisition that existed as of immediately prior to the Corporate Reorganization, as required by the terms of the LLC Agreement. The Class B units of EPE Acquisition were originally issued to align management’s incentives with the performance of the Company and returns to our investors.
Preferred Stock
For so long as the Legacy Class A Stockholders hold at least 25% of our outstanding common stock and either Apollo or Riverstone is entitled to designate at least one director pursuant to the Stockholders Agreement (the ”Negative Control Condition”), our Board may, by a Special Board Approval (as defined below), and in the event the Negative Control Condition is no longer satisfied, our Board may by a majority vote, issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. See “—Stockholders Agreement” and “—Certain Anti‑Takeover, Limited Liability and Indemnification Provisions.” Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti‑Takeover, Limited Liability and Indemnification Provisions.”
Under our Stockholders Agreement, “Special Board Approval” means the approval by a majority of our Board, which majority includes (i) at least one director designated to our Board by Apollo and (ii) at least one director designated to our Board by one of the other Sponsors or one replacement director designated to our Board by a vote of the Legacy Class A Stockholders holding a majority in interest of our outstanding common stock then held by the Legacy Class A Stockholders in the event a Sponsor has lost its right to designate its applicable director and the Legacy Class A Stockholders hold at least 50% of our outstanding common stock.
Distributions Upon a Liquidation
Upon a liquidation or dissolution of our company, whether voluntary or involuntary, or upon the consummation of certain change of control transactions with respect to us and our subsidiaries (taken as a whole), the proceeds from such liquidation, dissolution or change of control transaction will be distributed to the holders of common stock and the holders of Class B common stock as follows:

•
First, to each holder of common stock, its pro rata portion of such proceeds until each Legacy Class A Stockholder has recouped the amount of capital invested by such Legacy Class A Stockholder or its predecessor in interest in EP Energy Corporation and EPE Acquisition (“Invested Capital”);

•
Second, to the holders of Class B common stock, a portion of such proceeds equal to 3/97ths of the amount of any Preferred Return (as defined below) paid to the Legacy Class A Stockholders prior to the occurrence of such liquidation, dissolution or change of control transaction;

•
Third, (i) 97% of the remaining proceeds to the holders of common stock until each Legacy Class A Stockholder has received a 5% preferred return on its Invested Capital (“Preferred Return”), and (ii) 3% of such remaining proceeds to the holders of Class B common stock pro rata;

•	Fourth, the remaining proceeds after the foregoing distributions have been made shall be distributed among the holders of common stock and the holders of Class B common stock as follows:

(i)	the holders of common stock pro rata, the amount of such remaining proceeds not otherwise distributed to the holders of Class B common stock pursuant to (ii) below; and

(ii)
to the holders of Class B common stock pro rata, a cumulative portion of the aggregate amount of the net return on investment received by the Legacy Class A Stockholders after taking into account costs and expenses incurred in connection with generating such return in excess of the total Invested Capital (“Profits”) as set forth in the table below, based on the MOIC following such liquidation, dissolution or change of control transaction and expressed as a percentage of Profits; provided, that if such remaining proceeds described in this fourth bullet are insufficient to pay to the holders of Class B common stock such amount, then the holders of Class B common stock will instead be entitled to receive 50% of such remaining proceeds.

MOIC	Portion of Profits
1.00 ≤ MOIC ≤ 1.50	3.5% of Profits
1.50 < MOIC ≤ 2.25	6.5% of Profits* + 3.5% of Profits
MOIC > 2.25	6.0% of Profits** + 6.5% of Profits* + 3.5% of Profits

*	The calculation of Profits, solely for this purpose, is based on the amount of proceeds received by the Legacy Class A Stockholders in excess of the total Invested Capital multiplied by 1.50.

**	The calculation of Profits, solely for this purpose, is based on the amount of proceeds received by the Legacy Class A Stockholders in excess of the total Invested Capital multiplied by 2.25.
Distributions of such proceeds to holders of Class B common stock will not exceed 8.5% of the aggregate Profits distributed to the Class A Stockholders and the Class B Stockholders and no distributions of such proceeds will be made to the holders of Class B common stock unless MOIC is at least 1.0. In the event any management or transaction fees are paid to the Sponsors, then at the time that a distribution is to be made upon such liquidation, dissolution or change of control transaction (the “Initial Distribution”), an additional distribution shall be made to the holders of Class B common stock equal to the excess of:

•
96% of the amount that would have been distributed (or deemed distributed) to the holders of Class B common stock if such management or transaction fees were taken into account as distributions to the Legacy Class A Stockholders in calculating the amount of the Initial Distribution, over

•	the amount of the Initial Distribution, plus any amounts previously distributed to the holders of Class B common stock in respect of any management or transaction fees previously paid to the Sponsors.

Class B Exchange
Upon any sale of shares of common stock by Apollo and/or Riverstone (the “Specified Stockholders”) where the net return on Invested Capital to the Specified Stockholders after taking into account costs and expenses incurred in connection with generating such return (but only to the extent not reimbursed by us pursuant to the Stockholders Agreement) (“Specified MOIC”) is at least 1.0 (a “Specified Sale”), we will exchange with each holder of Class B common stock a number of shares of Class B common stock for a number of newly issued shares of common stock in such amount and in the manner described below (a “Class B Exchange”).
Number of Shares of Class B Common Stock Exchanged
In connection with each Class B Exchange, we will exchange with the holders of Class B common stock the consideration described below for a specified number of shares of Class B common stock such that following the exchange, the number of shares of Class B common stock will equal the Specified Percentage (as defined below) of the number of shares of Class B common stock owned prior to the first sale of common stock by the Specified Stockholders (the “First Sale”). The “Specified Percentage” is a percentage equal to the number of shares of common stock held by the Specified Stockholders after the First Sale divided by the number of shares of common stock held by the Specified Stockholders prior to the First Sale. For example, if the Specified Stockholders sold 20 out of 100 shares of common stock in a Specified Sale and had 80 shares of common stock remaining, the Specified Percentage would equal 80% and the total number of shares of Class B common stock held by the holders of Class B common stock following the Class B Exchange must be equal to 80% of the total number of shares of Class B common stock held by the holders of Class B common stock prior to the First Sale.

Class B Consideration
The aggregate value of the shares of common stock issuable in connection with a Class B Exchange (the ”Class B Consideration”) will equal:

•
3/97ths of any of the 5% preferred return on Invested Capital with respect to the Specified Stockholders to the extent received by the Specified Stockholders prior to the consummation of the related Specified Sale; plus

•
3% of the net return on investment received by the Specified Stockholders after taking into account costs and expenses incurred in connection with generating such return (but only to the extent not reimbursed by us pursuant to the Stockholders Agreement) in excess of the total Invested Capital with respect to the Specified Stockholders (“Specified Profits”) after the Specified Stockholders have recouped their Invested Capital, less the amount described in the first bullet above; plus

•
an amount of Specified Profits equal to a cumulative portion of the Specified Profits as set forth in the table below, based on the Specified MOIC following such Specified Sale and expressed as a percentage of Specified Profits; plus

•
an amount equal to (i) the aggregate of the amounts described in the preceding three bullets, (i) multiplied by (ii) a fraction, the numerator of which is the number of shares of common stock held by the Legacy Class A Stockholders immediately prior to the First Sale and the denominator of which is the total number of shares of common stock held by the Specified Stockholders as of immediately prior to the First Sale (the “Adjustment Multiple”), minus (iii) the aggregate of the amounts described in the preceding three bullets.

Specified MOIC	Portion of Specified Profits
1.00 ≤ Specified MOIC ≤ 1.50	3.5% of Specified Profits
1.50 < Specified MOIC ≤ 2.25	6.5% of Specified Profits* + 3.5% of Specified Profits
Specified MOIC > 2.25	6.0% of Specified Profits** + 6.5% of Specified Profits* + 3.5% of Specified Profits

*
The calculation of Specified Profits, solely for this purpose, is based on the amount of proceeds received by the Specified Stockholders in excess of the Invested Capital with respect to the Specified Stockholders multiplied by 1.50.

**
The calculation of Specified Profits, solely for this purpose, is based on the amount of proceeds received by the Specified Stockholders in excess of the Invested Capital with respect to the Specified Stockholders multiplied by 2.25.

In the event any management or transaction fees are paid to the Sponsors, then at the time that Class B Consideration is to be distributed to the holders of Class B common stock (the “Initial Class B Consideration”), an additional distribution shall be made to the holders of Class B common stock equal to the excess of:

•
96% of the Class B Consideration that would have been distributed (or deemed distributed) to the holders of Class B common stock if such management or transaction fees were taken into account as distributions to the Legacy Class A Stockholders in calculating the amount of the Initial Class B Consideration, over

•
the amount of the Initial Class B Consideration, plus any amounts previously distributed to the holders of Class B common stock in respect of any management or transaction fees previously paid to the Sponsors.

Number of shares of common stock issuable in a Class B Exchange
The total number of shares of common stock to be issued to the holders of Class B common stock in connection with a Class B Exchange shall be equal to the Class B Consideration, divided by the average per share closing price of the common stock for the five consecutive trading days immediately prior to the Class B Exchange. No fractional shares of common stock will be issued in connection with a Class B Exchange and each holder of Class B common stock will receive a cash payment in lieu of such fractional share of common stock based on the foregoing per share price. Upon the consummation of a Class B Exchange, we shall cancel the shares of Class B common stock received in such Class B Exchange.
Limitations on Class B Exchange
In no event shall the Class B Consideration exceed 8.5% of the Specified Profits multiplied by the Adjustment Multiple and no Class B Exchange shall be consummated until the consummation of a Specified Sale. The amount of the Class B Consideration will be offset by amounts previously received by such stockholders in respect of their shares of Class B common stock.
Illustration of Class B Exchange
Below is an example that illustrates the number of shares of common stock that would be issued in a Class B Exchange assuming a sale by the Specified Stockholders of 100% of their common stock holdings on December 31st of each specified year for net proceeds equal to the hypothetical per share prices noted below. In addition, the example illustrates the percentage of common stock outstanding as of July 20, 2015 that the common stock issued in the Class B Exchange would represent.

# of Class A Shares Issued in a Class B Exchange						% of Current Class A Shares Outstanding
(MM shares)		Year ended December 31,						Year ended December 31,
		2015	2016	2017	2018			2015	2016	2017	2018
EPE Share Price	$12.50	0.0	0.0	0.0	0.0	EPE Share Price	$12.50	0.0%	0.0%	0.0%	0.0%
	$15.00	1.0	1.0	1.0	1.0		$15.00	0.4%	0.4%	0.4%	0.4%
	$17.50	3.8	3.8	3.8	1.7		$17.50	1.5%	1.5%	1.5%	0.7%
	$20.00	4.9	4.9	4.9	4.9		$20.00	2.0%	2.0%	2.0%	2.0%
	$22.50	6.4	6.4	6.4	6.4		$22.50	2.6%	2.6%	2.6%	2.6%
Shelf Registration Statements
Pursuant to the Stockholders Agreement, the shares of common stock issued in a Class B Exchange must be freely transferable under federal securities laws by the holders. In connection with such Class B Exchanges, we intend to file one or more shelf registration statements under the Securities Act covering newly issued shares of common stock pursuant to such Class B Exchanges. Accordingly, shares of our common stock registered under such shelf registration statement(s) may become available for sale in the open market upon the completion of such exchanges, subject to Rule 144 limitations applicable to our affiliates.
Certain Anti‑Takeover, Limited Liability and Indemnification Provisions
Certain provisions in our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Stockholders Agreement summarized below may be deemed to have an anti‑takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
“Blank Check” Preferred Stock. Our Second Amended and Restated Certificate of Incorporation provides that, for so long as the Negative Control Condition is satisfied, our Board may by a Special Board Approval, and in the event the Negative Control Condition is no longer satisfied, our Board may by a majority vote, issue shares of Preferred Stock. See “—Stockholders Agreement.” Preferred Stock could be issued by our Board to increase the number of outstanding shares making a takeover more difficult and expensive. See “—Preferred Stock.”
No Cumulative Voting. Our Second Amended and Restated Certificate of Incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.
Removal of Directors; Vacancies. Each of the Sponsors, for so long as it beneficially owns certain percentages of their current ownership of common stock as of January 16, 2015 (the “Effective Time”), will have the right to designate a certain number of directors, and each Legacy Class A Stockholder has agreed to vote its shares of common stock in favor of such designee. Each of the Sponsors shall have the sole right to remove any director designated by it, with or without cause, and to fill any vacancy caused by the removal of any such director. If any Sponsor has lost its right to designate the applicable director nominee and the Legacy Class A Stockholders hold more than 50% of our outstanding common stock, the Legacy Class A Stockholders will have the right to designate a Replacement Director by a vote of the Legacy Class A Stockholders holding a majority‑in‑interest of our outstanding common stock then held by the Legacy Class A Stockholders. For so long as the Sponsors or a majority‑in‑interest of the Legacy Class A Stockholders, as applicable, have the right to designate directors, the governance and nominating committee of the Board shall only nominate a director after consulting with the Sponsor or majority‑in‑interest of the Legacy Class A Stockholders, as applicable, that is entitled to designate such director. Subject to the exceptions described above, directors may be removed only for cause, and only by the affirmative vote of the holders of Class A Stock that together hold at least two‑thirds of the voting power entitled to vote in any annual election of directors or class of directors; provided, however, that for so long as the Legacy Class A Stockholders beneficially own more than 50% of the outstanding common stock, directors may be removed only for cause, and only by the affirmative vote of the holders of Class A Stock that together hold at least a majority of the voting power entitled to vote in any annual election of directors or class of directors. See “—Stockholders Agreement.”
Stockholder Action by Written Consent. Our Second Amended and Restated Certificate of Incorporation provides that for so long as the Legacy Class A Stockholders beneficially own more than 50% of the outstanding shares of our common stock, any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes necessary to take such action.
Classified Board. Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Stockholders Agreement provide that our Board has three classes of directors:

•	Class I consists of two directors designated by Apollo, one director designated by Riverstone and one independent director designated by Apollo, each of whom serves an initial one‑year term;

•
Class II consists of one director designated by Apollo, one director designated by KNOC, one director designated by Access and one independent director designated by Riverstone, each of whom serves an initial two‑year term; and

•
Class III consists of two directors designated by Apollo, one director designated by Riverstone, one independent director designated by Apollo and our Chief Executive Officer, each of whom serves an initial three‑year term.

For so long as the Negative Control Condition is satisfied, the number of directors on our Board may be fixed only by Special Board Approval. If the Negative Control Condition is no longer satisfied, the number of directors on our Board may be fixed by a majority of the Board.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Special Meetings of Stockholders. Subject to the rights of the Preferred Stock, special meetings of our stockholders may be called only by a majority of the Board pursuant to a resolution approved by the Board and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.
Special Board Approval. For so long as the Negative Control Condition is satisfied, certain of our significant business decisions require Special Board Approval, including the issuance of Preferred Stock. See “—Stockholders Agreement.”
Limitation of Officer and Director Liability and Indemnification Arrangements. Our Second Amended and Restated Certificate of Incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. However, if Delaware law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Delaware law, as so amended.
Our Second Amended and Restated Certificate of Incorporation provides that we will, from time to time, to the fullest extent permitted by law, indemnify our directors, officers and Board observers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We also will indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us.
The right to be indemnified will include the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.
Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Second Amended and Restated Certificate of Incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.
We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers.
Forum Selection
Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Delaware Anti‑Takeover Law
We have elected to be exempt from the restrictions imposed under Section 203 of the DGCL. Section 203 of the DGCL provides that, subject to exception specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three‑year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two‑thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three‑year period.
Amendment of Our Second Amended and Restated Certificate of Incorporation
For so long as the Negative Control Condition is satisfied, the Second Amended and Restated Certificate of Incorporation may be amended with a Special Board Approval and the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote thereon. If the Negative Control Condition is no longer satisfied, the Second Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of at least 90% of the outstanding shares of common stock entitled to vote thereon and by the vote of the holders of a majority of our Board.
The Stockholders Agreement further provides that each of the Legacy Stockholders will not vote to amend or modify any provision of our Second Amended and Restated Certificate of Incorporation in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder. Further, the Stockholders Agreement provides that the Legacy Stockholders will vote and take all other necessary actions to ensure that the Second Amended and Restated Certificate of Incorporation does not conflict with the Stockholders Agreement and to give effect to the provisions of the Stockholders Agreement.
Amendment of Our Amended and Restated Bylaws
For so long as the Negative Control Condition is satisfied, the Amended and Restated Bylaws may be amended with a Special Board Approval and the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote thereon. If the Negative Control Condition is no longer satisfied, the Amended and Restated Certificate of Bylaws may be amended by the affirmative vote of at least 90% of the outstanding shares of common stock entitled to vote thereon and by the vote of the holders of a majority of our Board.
The Stockholders Agreement further provides that each of the Legacy Stockholders will not vote to amend or modify any provision of our Amended and Restated Bylaws in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder. Further, the Stockholders Agreement provides that the Legacy Stockholders will vote and take all other necessary actions to ensure that the Amended and Restated Bylaws do not conflict with the Stockholders Agreement and to give effect to the provisions of the Stockholders Agreement.
Corporate Opportunity
Under our Second Amended and Restated Certificate of Incorporation, to the extent permitted by law:

•
any Legacy Class A Stockholder or any of our directors who is also, without limitation, an employee, partner, officer or director of a Legacy Class A Stockholder or any of their affiliates (each, a “Covered Person”) has the right to, and has no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as the us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if a Covered Person acquires knowledge of a potential transaction that could be a corporate opportunity, he has no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Stockholders Agreement
We entered into a Stockholders Agreement with the Legacy Class A Stockholders and the Legacy Class B Stockholder, dated as of August 30, 2013 (the “Stockholders Agreement”), in connection with our Corporate Reorganization. The Stockholders Agreement contains, among other things, the agreement among the stockholders to restrict their ability to transfer our stock as well as rights of first refusal, tag‑along rights and drag‑along rights. Pursuant to the Stockholders Agreement, certain of the Legacy Class A Stockholders have, subject to certain exceptions, preemptive rights to acquire their pro rata portion of any future issuances of additional securities of EP Energy Corporation. The Stockholders Agreement also permits us to repurchase common stock and Class B common stock beneficially owned by management, and allows such beneficially owned shares to be forfeited, under certain conditions.
Restrictions On Stock Transfers
Subject to certain exceptions, including the exercise of rights of first refusal, tag‑along rights, drag‑along rights and registration rights, shares of our common stock may not be transferred by any Legacy Stockholder to any person other than permitted transferees, including affiliates of such Legacy Stockholder. These transfer restrictions will survive until the earlier of (i) May 24, 2016 and (ii) the second anniversary of the consummation of a Qualified Offering (as defined below). Legacy Stockholders may also transfer their shares of our common stock with the approval of a majority of our directors on the Board, other than those directors that are a party, or affiliated with a party, to such transfer or have otherwise been designated by a Legacy Class A Stockholder that is a party to such transfer. These transfer restrictions will terminate upon a change of control of the Company.
Rights of First Refusal
Prior to making any transfer of shares of Class A common stock (other than certain customary permitted transfers, transfers in connection with a drag‑along sale, transfers in connection with the exercise of tag‑along rights, transfers pursuant to the exercise of registration rights under the Registration Rights Agreement or transfers following the consummation of a public offering in which (i) the cash proceeds to the Company and stockholders (without deducting underwriting discounts, expenses and commissions) are at least $250,000,000, (ii) the shares are listed on a national securities exchange, and (iii) the MOIC following the consummation of such public offering would be at least two (2.0) (a “Qualified Offering”)), any prospective selling Legacy Class A Stockholder shall notify the Company, the Sponsors and certain major Legacy Class A Stockholders (each, an “Eligible Class A Stockholder”) of such proposed transfer and the terms of such transfer. Each Eligible Class A Stockholder shall have the right to purchase its pro rata portion of the shares of Class A common stock proposed to be sold by such prospective selling Legacy Class A Stockholder. To the extent that the Eligible Class A Stockholders do not elect to purchase all of the shares of Class A common stock proposed to be transferred by such prospective selling Legacy Class A Stockholder, the Company will be entitled to purchase all or any portion of any remaining shares of Class A common stock proposed to be transferred by such prospective selling Legacy Class A Stockholder and if the Company and the Eligible Class A Stockholders do not elect to purchase all of the shares of Class A common stock proposed to be sold by such prospective selling Legacy Class A Stockholder, the remaining portion of such shares of Class A common stock may be transferred by such prospective selling Legacy Class A Stockholder.

Tag‑Along Rights
Prior to making any transfer of shares of Class A common stock (other than certain customary permitted transfers, transfers pursuant to the exercise of registration rights under the Registration Rights Agreement or transfers in connection with a drag‑along sale and subject to the exercise of the rights of first refusal described above), any prospective selling Legacy Class A Stockholder shall notify each other Legacy Class A Stockholder of such proposed transfer and the terms of such transfer. Each Legacy Class A Stockholder (including such prospective selling Legacy Class A Stockholder) shall have the right to participate in such transfer on the same terms as those proposed by such prospective selling Legacy Class A Stockholder and in the event that the prospective buyer is only willing to acquire less than all of the shares of Class A common stock that such prospective selling Legacy Class A Stockholder and the other participating Legacy Class A Stockholders desire to sell, then such prospective selling Legacy Class A Stockholder and the other participating Legacy Class A Stockholders shall be entitled to include in such transfer, their pro rata portion of the number of shares of Class A common stock that such prospective buyer is willing to acquire. To the extent that the other Legacy Class A Stockholders do not elect to sell the maximum number of such shares of Class A common stock that they are entitled to sell pursuant to the exercise of these tag‑along rights, the remaining portion of such shares of Class A common stock may be transferred by such prospective selling Legacy Class A Stockholder. These tag‑along rights will terminate upon the earlier of a Qualified Offering and a change of control of the Company.
Drag‑Along Rights
If (i) we or any Legacy Class A Stockholder receives an offer from a prospective third party buyer to acquire our Class A common stock in a transaction which would result in a change of control of the Company, (ii) such transaction has received Special Board Approval (except that after May 24, 2017, such transaction need only be approved by Apollo or the Legacy Class A Stockholders holding at least 40% of our outstanding Class A common stock), (iii) at least 80% of the consideration offered by such prospective buyer consists of cash or marketable securities, and (iv) the MOIC following the consummation of such transaction would be at least two (2.0), then we or such Legacy Class A Stockholder that receives such offer shall notify the other Legacy Class A Stockholders of the terms of such offer. Each Legacy Class A Stockholder will be required to vote in favor of and not oppose such transaction and sell its shares of Class A common stock to the prospective buyer and receive the same form and amount of consideration to be received by each other Legacy Class A Stockholder in such transaction. These drag‑along rights will terminate upon a change of control of the Company.
Preemptive Rights
Each Legacy Class A Stockholder has the right to purchase its pro rata share of any new shares of common stock or any other equity or debt securities that we may propose to sell and issue. Legacy Class A Stockholders will not have preemptive rights with respect to the following issuances of securities by us: (i) any issuance of securities upon the exercise of options, warrants, debentures or other convertible securities outstanding as of August 30, 2013 or issued after August 30, 2013 in a transaction that complies with the preemptive rights provisions of the Stockholders Agreement, (ii) any issuance of securities to our officers, employees, managers or consultants pursuant to such person’s employment or consulting arrangements with us, (iii) any issuance of securities as part of (a) any direct or indirect consolidation, business combination or other acquisition transaction or (b) any joint venture or strategic partnership entered into primarily for purposes other than raising capital, in each case, to the extent approved by a majority of our directors on the Board, other than those directors that are a party, or affiliated with a party, to such transaction or have otherwise been designated by a Legacy Class A Stockholder that is a party to such transaction, (iv) any issuance of securities in connection with any share split, share dividend or similar distribution or recapitalization, (v) any issuance of securities pursuant to a registered public offering or in connection with an initial public offering, (vi) any issuance of shares of Class A common stock in exchange for shares of Class B common stock, and (vii) the issuance of 70,000 shares of Class B common stock to EPE Employee Holdings II, LLC contemplated by the Stockholders Agreement. These preemptive rights will terminate upon the earlier of a Qualified Offering and a change of control of the Company.

Composition of the Board
The Stockholders Agreement also provides the Sponsors with certain rights with respect to the designation of directors to serve on our Board. Our Board is currently comprised of 12 directors, (i) four designated by Apollo, (ii) two designated by Riverstone, (iii) one designated by Access, (iv) one designated by KNOC, (vi) our chief executive officer and (vii) three independent directors. Pursuant to the Stockholders Agreement, Apollo has the right to designate any director as the Chairman of the Board. Apollo has the right (but is not required) to designate one additional non-independent director. The three independent directors are “independent” of us, the Legacy Stockholders and their affiliates under the rules of the NYSE.
As ownership in us by a Sponsor decreases, the Stockholders Agreement provides for the reduction in the number of directors such Sponsor may designate. The tables below state the number of director(s) that each Sponsor may designate to the Board pursuant to the Stockholders Agreement based on such Sponsor’s ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the Effective Time (e.g., 75% means that the Sponsor holds 75% of the common stock that it held as of the Effective Time).

Apollo Ownership	Non‑Independent Directors	Independent Directors
At least 75%	5	2
Between 50% and 75%	4	2
Between 25% and 50%	2	1
Between 10% and 25%	1	0
Less than 10%	0	0

Riverstone Ownership	Non‑Independent Directors	Independent Directors
50%	2	1
Between 20% and 50%	0	1
Less than 20%	0	0

Access Ownership	Non‑Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0

KNOC Ownership	Non‑Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0
A director that is designated by any Sponsor pursuant to the Stockholders Agreement may be removed and replaced at any time and for any reason (or for no reason) only at the direction and upon the approval of such Sponsor for so long as such Sponsor has the right to designate the applicable director. The replacement of any director will be designated by the Sponsor that designated any such vacant seat unless such Sponsor has lost its right to designate the applicable director pursuant to the above. If the Sponsor has lost its right to designate the applicable director and the Legacy Class A Stockholders hold at least 50% of our outstanding common stock, the Legacy Class A Stockholders will have the right to designate a replacement director by a vote of the Legacy Class A Stockholders holding a majority‑in‑interest of our outstanding common stock then held by the Legacy Class A Stockholders (each such director, a “Replacement Director”); provided, that such Replacement Director is “independent” of us, the Legacy Stockholders and their affiliates under the rules of the NYSE.

Composition of Board Committees
The Stockholders Agreement also provides that for so long as each Sponsor has the right to designate a director or an observer to the Board (as described below), we will cause any committee of our Board to include in its membership such number of members that are consistent with, and reflects, the right of each Sponsor to designate directors or observers to the Board, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules. The members of any committee can exclude any board observer from any committee meeting to protect attorney‑client privilege, in connection with a conflict of interest, or for any other reason with the consent of the Legacy Class A Stockholder that appointed the board observer, which consent cannot be unreasonably withheld, conditioned or delayed. In addition, for so long as the Negative Control Condition is satisfied, the delegation of power to a committee of the Board will be consistent with and will not circumvent the consent rights described under “—Consent Rights.” The Board may not designate an executive committee.
Board Observers
The Stockholders Agreement provides certain Sponsors and Legacy Class A Stockholders with certain rights with respect to the designation of observers to the Board. Each observer generally may attend the meetings of our Board as an observer (and not as a director) and receive the same information given to directors of our Board. No observer has a vote on our Board. The members of the board can exclude any board observer from any board meeting to protect attorney‑client privilege, in connection with a conflict of interest, or for any other reason with the consent of the Legacy Class A Stockholder that appointed the board observer, which consent cannot be unreasonably withheld, conditioned or delayed. The tables below state the number of board observers that each Sponsor (other than Apollo which has no such right) and other significant Legacy Class A Stockholders may designate pursuant to the Stockholders Agreement based on such Legacy Class A Stockholder’s ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the Effective Time (e.g., 50% means that the Legacy Class A Stockholder holds 50% of the common stock that it held as of the Effective Time).

Riverstone Ownership	Board Observer
Between 20% and 50%	2
Less than 20%	0

Access Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

KNOC Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

EPE Management Investors, LLC	Board Observer
100%	2
Between 50% and 100%	1
Less than 50%	0

Other Significant Legacy Class A Stockholders	Board Observer
At least 50%	1
Less than 50%	0

Consent Rights
The Stockholders Agreement also provides that for so long as the Negative Control Condition is satisfied, Special Board Approval is required for certain of our significant business decisions, including each of the following:

•	change the size or composition of our Board;

•	any fundamental changes to the nature of our business as of the date of the Stockholders Agreement;

•
our or any of our subsidiaries’ entry into any voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party;

•	the consummation of a change of control (including a drag‑along sale);

•
consummating any material acquisition or disposition by us of the assets or equity interests of any other entity involving consideration payable or receivable by us in excess of $100 million in the aggregate in any single transaction or series of transactions during any twelve‑month period;

•
any redemption, repurchase or other acquisition by us of our equity securities, other than (i) a redemption, repurchase or forfeiture of common stock or Class B common stock held by EPE Management Investors, LLC and the Legacy Class B Stockholder, respectively, (ii) pursuant to a pro rata offer to all Legacy Stockholders or (iii) pursuant to the exercise of the right of first refusal, in each case, pursuant to the Stockholders Agreement;

•
incurring any indebtedness by us (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another entity) in excess of $250 million or that would otherwise result in us having a leverage ratio of 2.5 to 1.0 or greater;

•
hiring or firing our chief executive officer, our chief financial officer or any other member of senior management or approving the compensation arrangements of our chief executive officer, our chief financial officer or any other member of senior management (subject to the prior approval of the Compensation Committee of the Board), in accordance with all applicable governance rules;

•
any payment or declaration of any dividend or other distribution on any of our equity securities or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than intra‑company dividends among us and our subsidiaries;

•	approval of our annual budget;

•
any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any of our or our subsidiaries’ equity securities of any kind (other than any issuance of shares of Class B common stock to EPE Employee Holdings II or pursuant to any equity compensation plan of ours approved by the Compensation Committee, the issuance of equity of a subsidiary of ours to us or one of our wholly owned subsidiaries or a Class B Exchange), including any designation of the rights (including special voting rights) of one or more classes of our preferred stock;

•
entry by us or any of our subsidiaries into any agreement that would restrict any Legacy Class A Stockholders (or any of their affiliates) from entering into or continuing to operate in any line of business or in any geographic area;

•	changing any of our significant accounting policies, except as required by GAAP;

•	settle, compromise or initiate any material litigation;

•	any adoption, approval or issuance of any “poison pill” or similar rights plan or any amendment of such plan after the adoption thereof has received Special Board Approval;

•	any amendment, modification or waiver of the Stockholders Agreement;

•	any amendment, modification or waiver of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and

•	the creation by us of a non‑wholly owned subsidiary, other than any non‑wholly owned subsidiary that is an operating joint venture entered into by us in the ordinary course of business.

Amendment
The Stockholders Agreement may be amended by a Special Board Approval and the affirmative vote of the Legacy Class A Stockholders holding at least two‑thirds of the shares of common stock held by the Legacy Class A Stockholders. Further, the Stockholders Agreement may not be amended in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder.
Other Provisions
The Stockholders Agreement further provides that each of the Legacy Stockholders will not vote to amend or modify any provision of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder. Further, the Stockholders Agreement provides that the Legacy Stockholders will vote and take all other necessary actions to ensure that the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws do not conflict with the Stockholders Agreement and to give effect to the provisions of the Stockholders Agreement. In addition, the Stockholders Agreement provides that we shall bear all of the costs and expenses associated with a Class B Exchange, including the costs and expenses incurred in connection with filing and maintaining a resale registration statement and brokerage commissions payable by holders of Class B common stock in connection with sales by such holders of shares of common stock received by such holders pursuant to a Class B Exchange.
Registration Rights Agreement
In connection with our Corporate Reorganization, we, the Sponsors and the other Legacy Class A Stockholders entered into a Registration Rights Agreement, dated as of August 30, 2013 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have granted the Sponsors and the other Legacy Class A Stockholders the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our common stock that are held or acquired by them.
Demand Rights. Specifically, the Registration Rights Agreement grants the Sponsors unlimited “demand” registration rights to request that we register all or part of their shares of common stock on Form S‑3 under the Securities Act. We are not required to comply with any demand to file a registration statement on Form S‑3 unless the aggregate gross cash proceeds reasonably expected to be received from the sale of securities requested to be included in the registration statement is at least $25 million (or such lower amount approved by the Board). The Registration Rights Agreement also grants Apollo five, and each other Sponsor two, “demand” registration rights to request that we register all or part of their shares of common stock on Form S‑1 under the Securities Act. We are not required to comply with any demand to file a registration statement on Form S‑1 unless the aggregate proceeds reasonably expected to be received from the sale of securities requested to be included in the registration statement is at least $100 million (or such lower amount approved by the Board).
Blackout Periods. We have the ability to delay the filing of a registration statement in connection with a demand request for not more than one period of 30 days in any twelve‑month period, subject to certain conditions.
Piggyback Registration Rights. The Registration Rights Agreement also grants to the Legacy Class A Stockholders certain “piggyback” registration rights, which allow such holders the right to include certain securities in a registration statement filed by us, including in connection with the exercise of any “demand” registration rights by any other security holder possessing such rights, subject to certain customary exceptions.
Cut‑Backs and Lock‑up Periods. If the underwriter, in a “demand” or “piggyback” registration determines, in good faith, that the amount of common stock requested to be included in such offering exceeds the number or dollar amount that can be sold without adversely affecting such offering, then the underwriters will allocate the common stock to be included in such offering. The Legacy Class A Stockholders have agreed to enter into, if requested by underwriters, customary lock‑up agreements in connection with an underwritten offering made pursuant to the Registration Rights Agreement. In connection with any underwritten offering, such period will start no earlier than 14 days prior to the expected “pricing” of such offering and will last no longer than 90 days after the date of the prospectus relating to such offering (extendable by not more than 34 days).
Underwriters. In connection with any underwritten offering pursuant to the Registration Rights Agreement, the underwriter will be selected: in the case of a “demand” registration, by the Legacy Class A Stockholders issuing the demand notice (subject to our approval, which will not be unreasonably withheld); and in all other cases (including a “piggyback” registration), by us.
Indemnification; Expenses. We have agreed to indemnify prospective sellers in an offering pursuant to the Registration Rights Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such prospective seller sells shares of common stock, unless such liability arose out of or is based on such party’s misstatement or omission. The Registration Rights Agreement also provides that we may require each prospective seller, jointly and not severally, as a condition to including any common stock in a registration statement filed in accordance with the Registration Rights Agreement, to agree to indemnify us against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the common stock giving rise to such losses. We will pay all registration expenses incidental to our obligations under the Registration Rights Agreement, including legal fees and expenses, and the prospective seller will pay its portion of all underwriting discounts and commissions, if any, relating to the sale of its shares of common stock under the Registration Rights Agreement.
Except as described above, we shall not be required to pay (i) any fees and disbursements of any counsel retained by any Legacy Class A Stockholders or by any underwriter and (ii) any expenses incurred in connection with any offering of common stock at such time such common stock may be sold without limitation as to volume pursuant to Rule 144; provided, that we will pay such expenses in connection with a “demand” registration by any Sponsor on Form S‑1, the first two “demand” registrations by each Legacy Class A Stockholder and any “piggyback” registration.
Amendment. The Registration Rights Agreement may be amended by a Special Board Approval and the affirmative vote of the Legacy Class A Stockholders holding at least two‑thirds of the shares held by the Legacy Class A Stockholders. Further, the Registration Rights Agreement may not be amended in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the NYSE under the symbol “EPE.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
We may issue debt securities in one or more series. When used in this Description of Debt Securities and Guarantees section, unless we state otherwise or the context clearly indicates otherwise, references to “the Company,” “we,” “us,” and “our” refer to EP Energy Corporation and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.
        The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.
        When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
        The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries (each, a “guarantor”) specified in the prospectus supplement for the series of such debt securities. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.
        The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” in this prospectus for information on how to obtain copies of them.
        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.
Indentures
        The senior debt securities and subordinated debt securities are each governed by a document called an indenture. Each indenture is a contract between us and a trustee to be named prior to the issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.
        The trustee under each indenture has two main roles:

•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.
        When we refer to “the indenture” or “the trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities
        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it is a series of the senior debt securities or the subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.
        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
        When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to “your prospectus supplement,” we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts of Issuances
        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Specific Terms of Debt Securities
        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•
if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•
if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•
if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•
if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $2,000 and integral multiples of $1,000;

•
the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•
if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•
whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.
Governing Law
        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities
        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.
        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.
        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.
        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.
Redemption or Repayment
        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
        We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•
If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•
Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.
Subordination Provisions
        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
        The subordinated debt indenture defines “senior debt” as:

•
our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•
any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.
        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•
(i) in the event and during the continuation of any default in the payment of principal of and any premium and interest on any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.
        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.
Defeasance, Covenant Defeasance and Satisfaction and Discharge
        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•
we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).
        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of and any premium and interest on the applicable series of debt securities will also survive.
        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.
        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability
        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.
Default, Remedies and Waiver of Default
        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default
        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal of and any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•
we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•
we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•
if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.
Remedies if an Event of Default Occurs
        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”
        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•
the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•
the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).
        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default
        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.
Annual Information about Defaults to the Trustee
        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.
Modifications and Waivers
        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.
Changes Requiring Each Holder’s Approval
        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right a holder may have to require purchase of its debt security;

•	impairing any right that a holder of a convertible debt security may have to convert the debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•	releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

•
reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•
changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval
        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the “Description of Debt Securities and Guarantees” in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.
Modification of Subordination Provisions
        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Changes Requiring Majority Approval
        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•
If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•
If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.
        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.
        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
        If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.
        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.
        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.
        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Guarantees
        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.
        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.
        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.
        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.
Paying Agents
        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.
        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering. The applicable prospectus supplement will describe the specific terms of any offering of rights.

PLAN OF DISTRIBUTION
        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States from time to time (i) through underwriters or dealers; (ii) directly to purchasers, including our affiliates and stockholders, or in a rights offering; (iii) through agents; or (iv) through a combination of any of these methods or any other method permitted by applicable law. The applicable prospectus supplement will include the following information to the extent required:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the public offering price;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
Sale Through Underwriters or Dealers
        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction to the extent required.
Direct Sales and Sales Through Agents
        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent to the extent required in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement to the extent required.
Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment) to the extent required. We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
Delayed Delivery Arrangements
        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing Arrangements
        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.
General Information
        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.
        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
        Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries, in the ordinary course of their businesses.
        Underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market in compliance with applicable law. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
Any person participating in a distribution of the securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of shares by any person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

LEGAL MATTERS
        The validity of the securities offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The consolidated financial statements of EP Energy Corporation appearing in EP Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Estimates of our oil, NGLs and natural gas reserves, related future net cash flows and the present values thereof as of December 31, 2014, included and incorporated by reference in this prospectus were based in part upon reserve information that was audited by independent petroleum engineering consultants, Ryder Scott Company, L.P. We have included and incorporated by reference these estimates in reliance on the authority of Ryder Scott Company, L.P. as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$87,150
FINRA filing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses		*
Miscellaneous		*
Total	$	*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

(a)	EP Energy Corporation is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director, officer or board observer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Pursuant to Section 102(b)(7) of the DGCL, our Second Amended and Restated Certificate of Incorporation eliminates the personal liability of a director to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (or any successor provision thereto); and

•	for any transaction from which the director derived any improper personal benefit.

The above discussion of Section 145 of the DGCL and of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
As permitted by Section 145 of the DGCL, we will carry primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on our behalf, may also pay amounts for which we granted indemnification to our directors and officers.

(b)	Everest Acquisition Finance Inc. is incorporated under the laws of Delaware.
        Section 145 of the DGCL permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if (i) he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
        The bylaws of Everest Acquisition Finance Inc. provides that it will indemnify to the fullest extent of the law every director and officer of the company, or directors and officers of other entities serving at the company’s request, against expenses incurred, provided (i) such indemnifiable party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and (ii) with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. However, with respect to proceedings brought by the company, under the bylaws of the company, no indemnification will be made in respect of any claim as to which an indemnifiable party has been adjudged to be liable to the company unless the court in which such action was brought determines that, despite adjudication of liability, such indemnifiable party is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification will be made by the company only as authorized by (i) its board of directors, (ii) independent legal counsel if the board of directors cannot obtain a quorum or so directs, or (iii) by the stockholders. Expenses incurred in defending or investigating a threatened or pending action will be paid by the company in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the company.

(c)
Crystal E&P Company, L.L.C., EPE Acquisition, LLC, EP Energy Gathering Company, L.L.C., EP Energy Global LLC, EP Energy LLC, EP Energy Management, L.L.C. and EP Energy Resale Company, L.L.C. are each organized as limited liability companies under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.
        The limited liability company agreement of each of the registrants formed in Delaware indemnifies the sole member and the officers of the company to the fullest extent of the law, provided, that such reimbursement and/or advancement of indemnification amounts will only be provided upon receipt by undertaking by such indemnifiable party that if it is finally judicially determined that such indemnifiable party is not entitled to the indemnification, then such indemnifiable party will promptly repay the company for any reimbursed or advanced expenses.
        The limited liability company agreement of EP Energy LLC provides that no indemnification will be made with respect to liability which results from an indemnifiable party’s own fraud, gross negligence or willful misconduct.
        The limited liability company agreement of each of Crystal E&P Company, L.L.C., EPE Acquisition, LLC, EP Energy Gathering Company, L.L.C., EP Energy Global LLC, EP Energy LLC, EP Energy Management, L.L.C. and EP Energy Resale Company, L.L.C. provides that no indemnification will be made if a judgment or other final adjudication adverse to an indemnifiable party establishes that such party’s conduct did not meet the then applicable minimum statutory standards of conduct. Indemnification with respect to settlements and non-adjudicated dispositions is subject to the prior consent of the company.

(d)	EP Energy E&P Company, L.P. is organized as a limited partnership under the laws of Delaware.
        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
        The agreement of limited partnership of EP Energy E&P Company, L.P. does not contain provisions addressing indemnification.

Item 16.    Exhibits.
        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of EP Energy Corporation under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
1.1	*	Form of Underwriting Agreement.

2.1
Purchase and Sale Agreement among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, dated as of February 24, 2012 (Exhibit 2.1 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of April 16, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C. and EPE Acquisition, LLC (Exhibit 2.2 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.3
Amendment No. 2 to Purchase and Sale Agreement, dated as of May 24, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C., EP Production International Cayman Company, EPE Acquisition, LLC and solely for purposes of Sections 2 and 5 thereunder, El Paso LLC (Exhibit 2.3 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.4
Purchase and Sale Agreement, dated as of June 9, 2013, by and among EP Energy E&P Company, L.P., EPE Nominee Corp. and Atlas Resource Partners, L.P. (Exhibit 2.1 to EP Energy LLC’s Current Report on Form 8-K, filed with the SEC on June 13, 2013).

4.1		Second Amended and Restated Certificate of Incorporation of EP Energy Corporation (Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2014).

4.2		Amended and Restated Bylaws of EP Energy Corporation (Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2014).

4.3
Registration Rights Agreement, dated as of August 30, 2013, between EP Energy Corporation and the stockholders party thereto (Exhibit 4.8 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 4, 2013).

4.4
Stockholders Agreement, dated as of August 30, 2013, between EP Energy Corporation and the stockholders party thereto (Exhibit 10.39 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2013).

4.5
Addendum Agreement, dated as of September 18, 2013, to the Stockholders Agreement, between EP Energy Corporation and EP Energy Employee Holdings II, LLC (Exhibit 10.40 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2013).

4.6	**	Form of Base Indenture with respect to Senior Debt Securities (and any related guarantees).

4.7	**	Form of Base Indenture with respect to Subordinated Debt Securities (and any related guarantees).

4.8	*	Form of Rights Agreement.

5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

12.1		Statement of Computation of Ratios of Earnings to Fixed Charges (Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 30, 2015).

23.1	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2	**	Consent of Ryder Scott Company, L.P.

23.3	**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	**	Powers of Attorney (contained on signature pages).

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Base Indenture with respect to Senior Debt Securities.

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Base Indenture with respect to Subordinated Debt Securities.
_______________

*     To be filed by amendment or as an exhibit to a current report on Form 8-K of EP Energy Corporation.
**     Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
Item 17.    Undertakings.
        Each undersigned registrant hereby undertakes:
        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
        provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by each registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
        4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i)  Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
         (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
        5.     That, for the purpose of determining liability of each registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and (iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
        6.     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.
        8.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY CORPORATION
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

/s/ Ralph Alexander	Director	July 30, 2015
Ralph Alexander

/s/ Gregory A. Beard	Director	July 30, 2015
Gregory A. Beard

/s/ Wilson B. Handler	Director	July 30, 2015
Wilson B. Handler

/s/ John J. Hannan	Director	July 30, 2015
John J. Hannan

Signature	Title	Date

/s/ Michael S. Helfer	Director	July 30, 2015
Michael S. Helfer

/s/ Thomas R. Hix	Director	July 30, 2015
Thomas R. Hix

/s/ Ilrae Park	Director	July 30, 2015
Ilrae Park

/s/ Keith O. Rattie	Director	July 30, 2015
Keith O. Rattie

/s/ Robert M. Tichio	Director	July 30, 2015
Robert M. Tichio

/s/ Donald A. Wagner	Director	July 30, 2015
Donald A. Wagner

/s/ Rakesh Wilson	Director	July 30, 2015
Rakesh Wilson

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EPE ACQUISITION, LLC
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY CORPORATION	Sole Manager	July 30, 2015

By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY LLC
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EPE ACQUISITION, LLC	Sole Member	July 30, 2015

By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EVEREST ACQUISITION FINANCE INC.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

/s/ Marguerite N. Woung-Chapman	Director	July 30, 2015
Marguerite N. Woung-Chapman

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY GLOBAL LLC
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

/s/ Marguerite N. Woung-Chapman	Director	July 30, 2015
Marguerite N. Woung-Chapman

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY MANAGEMENT, L.L.C.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY GLOBAL LLC	Sole Member	July 30, 2015
By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY RESALE COMPANY, L.L.C.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY MANAGEMENT, L.L.C.	Sole Member	July 30, 2015
By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY GATHERING COMPANY, L.L.C.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer

POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY RESALE COMPANY, L.L.C.	Sole Member	July 30, 2015
By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

EP ENERGY E&P COMPANY, L.P.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer
POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer(Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY MANAGEMENT, L.L.C.	General Partner	July 30, 2015
By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2015.

CRYSTAL E&P COMPANY, L.L.C.
By:	/s/ Brent J. Smolik
Brent J. Smolik President and Chief Executive Officer
POWER OF ATTORNEY
        Each person whose signature appears below hereby constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brent J. Smolik	President and Chief Executive Officer (Principal Executive Officer)	July 30, 2015
Brent J. Smolik

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2015
Dane E. Whitehead

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting Officer)	July 30, 2015
Francis C. Olmsted III

	EP ENERGY E&P COMPANY, L.P.	Sole Member

	By: EP ENERGY MANAGEMENT, L.L.C., its general partner		July 30, 2015
By:	/s/ Brent J. Smolik
Name:	Brent J. Smolik
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Exhibits
1.1	*	Form of Underwriting Agreement.

2.1
Purchase and Sale Agreement among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, dated as of February 24, 2012 (Exhibit 2.1 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of April 16, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C. and EPE Acquisition, LLC (Exhibit 2.2 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.3
Amendment No. 2 to Purchase and Sale Agreement, dated as of May 24, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C., EP Production International Cayman Company, EPE Acquisition, LLC and solely for purposes of Sections 2 and 5 thereunder, El Paso LLC (Exhibit 2.3 to EP Energy LLC’s Registration Statement on Form S-4, filed with the SEC on September 11, 2012).

2.4
Purchase and Sale Agreement, dated as of June 9, 2013, by and among EP Energy E&P Company, L.P., EPE Nominee Corp. and Atlas Resource Partners, L.P. (Exhibit 2.1 to EP Energy LLC’s Current Report on Form 8-K, filed with the SEC on June 13, 2013).

4.1		Second Amended and Restated Certificate of Incorporation of EP Energy Corporation (Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2014).

4.2		Amended and Restated Bylaws of EP Energy Corporation (Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2014).

4.3
Registration Rights Agreement, dated as of August 30, 2013, between EP Energy Corporation and the stockholders party thereto (Exhibit 4.8 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 4, 2013).

4.4
Stockholders Agreement, dated as of August 30, 2013, between EP Energy Corporation and the stockholders party thereto (Exhibit 10.39 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2013).

4.5
Addendum Agreement, dated as of September 18, 2013, to the Stockholders Agreement, between EP Energy Corporation and EP Energy Employee Holdings II, LLC (Exhibit 10.40 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 11, 2013).

4.6	**	Form of Base Indenture with respect to Senior Debt Securities (and any related guarantees).

4.7	**	Form of Base Indenture with respect to Subordinated Debt Securities (and any related guarantees).

4.8	*	Form of Rights Agreement.

5.1	**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

12.1		Statement of Computation of Ratios of Earnings to Fixed Charges (Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 30, 2015).

23.1	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2	**	Consent of Ryder Scott Company, L.P.

23.3	**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	**	Powers of Attorney (contained on signature pages).

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Base Indenture with respect to Senior Debt Securities.

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Base Indenture with respect to Subordinated Debt Securities.
_____________________
*     To be filed by amendment or as an exhibit to a current report on Form 8-K of EP Energy Corporation.
**     Filed herewith.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.